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                                                                    EXHIBIT 23.1

[LOGO OF COOPERS & LYBRAND]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registrations statement of Pacific Gateway Exchange, Inc. on Form S-8 (File No. 333-24833) of our report dated February 16, 1998, on our audits of the consolidated financial statements and the financial statement schedules of Pacific Gateway Exchange, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.

                                                /s/ COOPERS & LYBRAND L.L.P.

San Francisco, California
March 31, 1998


Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.